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                                                                   EXHIBIT 10.22

                               FOURTH AMENDMENT TO
                           SEAGULL ENERGY CORPORATION
                            SUPPLEMENTAL BENEFIT PLAN


         WHEREAS, SEAGULL ENERGY CORPORATION (the "Company") has heretofore adopted the SEAGULL ENERGY CORPORATION SUPPLEMENTAL BENEFIT PLAN (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan;

         NOW, THEREFORE, the Plan shall be amended as follows, effective as of January 1, 1999:

         1. Section 2.3 of the Plan shall be deleted and the following shall be substituted therefor:

                  "2.3 BONUS DEFERRAL ELECTION. Any Participant may elect to defer receipt of an integral percentage of from 1% to 100% of his Bonus for any calendar year under this Plan. A Participant's election to defer receipt of a percentage of his Bonus under this Plan shall be made prior to January 1 of the calendar year during which such Bonus is paid and shall be irrevocable for such calendar year. The reduction of a Participant's Bonus pursuant to this election shall be effected at the time such Bonus is paid."

         2. The following sentence shall be added to Section 3.1 of the Plan:

         "Each Participant's Deferred Compensation Account shall be divided into subaccounts to reflect such Participant's deferrals of Compensation or Bonus under the Plan for any Plan Year."

         3. Section 3.4(b) of the Plan shall be deleted and the following shall be substituted therefor:

                  "(b)  ALTERNATIVE INVESTMENT IN STOCK UNITS.

                   (1) In lieu of having his Accounts credited with interest equivalents pursuant to Paragraph (a) above, a Participant may elect in accordance with the provisions of Paragraph (c) below to have the value of all or a portion of his Accounts determined as if they had been credited with a number of shares of stock (the "Phantom Stock") equal to the number of shares of common stock of the Company which could have been purchased with such amounts on the date of such election and, for amounts which are subsequently credited to the Participant's Accounts, on the date such amounts are so credited, based upon the average of the closing prices of the common stock of the Company on the twenty trading days preceding such date.




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                   (2) As of the last day of each calendar quarter and as of any other date which the Committee shall determine, the Committee shall redetermine the value of the portion of each Participant's Accounts credited with Phantom Stock based upon the increase or decrease in the value of the common stock of the Company during such quarter; for the purpose of such redetermination, one share of Phantom Stock shall be deemed to be the equivalent of one share of common stock of the Company. Further, the portion of each Participant's Accounts credited with such Phantom Stock shall be credited with the amount of any cash dividends paid with respect to the common stock of the Company during such quarter in accordance with Paragraph (b)(1) above.

                   (3) If, and whenever, the Company shall effect a subdivision or consolidation of the common stock of the Company or the payment of a stock dividend on the common stock of the Company (including, without limitation, the two-for-one stock split proposed to be effected with a record date of May 21, 1993), (i) in the event of an increase in the number of outstanding shares of the common stock of the Company, the number of shares of Phantom Stock credited to each Participant's Accounts shall be proportionately increased and (ii) in the event of an reduction in the number of outstanding shares of the common stock of the Company, the number of shares of Phantom Stock credited to each Participant's Accounts shall be proportionately reduced.

         4. Section 3.4(c) of the Plan shall be deleted and the following shall be substituted therefor:

                  "(c) CREDITING ELECTION. Prior to the first day of any calendar quarter, a Participant may elect to have all or a portion of his Accounts credited with Phantom Stock pursuant to Paragraph (b) above for such quarter. Any such election shall be effective until revoked by the Participant. If a Participant revokes an election made pursuant to this Paragraph with respect all or a portion of his Accounts as of the first day of any calendar quarter, such Participant's Accounts shall be credited with the value of the corresponding number of shares of Phantom Stock credited to his Accounts with respect to as of the last day of the prior calendar quarter, based upon the average of the closing prices of common stock of the Company on the twenty trading days preceding such date. If a Participant fails to make any election under this Paragraph, his Accounts shall be credited with interest equivalents pursuant to Paragraph (a) above."

         5. Article V of the Plan shall be deleted and the following shall be substituted therefor:


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                                   "ARTICLE V

                           FORM AND TIMING OF BENEFITS

                  5.1 PAYMENT OF BONUS DEFERRALS. Subject to the provisions of
         Section 5.2, a Participant may elect to have all or a portion of Bonus amounts credited to his Deferred Compensation Account during Plan Years beginning on or after January 1, 1999 paid in annual installment payments for a specified term commencing prior to the date such amounts would otherwise be payable pursuant to Section 5.2. Any such elections regarding the payment of Bonus amounts credited to a Participant's Deferred Compensation Account during a Plan Year shall be irrevocable once made. In the absence of an election by a Participant with respect to the payment of Bonus amounts credited to his Deferred Compensation Account during a Plan Year, such amounts shall be paid in accordance with Section 5.2. If a Participant elects to have Bonus amounts credited to a Participant's Deferred Compensation Account during a Plan Year paid in annual installments, the value of such Bonus amounts shall be determined as of the last day of the month preceding the time which he has elected to commence receiving such payments and each subsequent interval thereafter, and an amount equal to the then value of such Bonus amounts, including any interest equivalents and the value of any shares of Phantom Stock credited thereto, with the value of such Phantom Stock based upon the average of the closing prices of common stock of the Company on the twenty trading days preceding such date, multiplied by a fraction, the numerator of which is one and the denominator of which is the remaining number of payments which the Participant elected, shall be paid to such Participant. A Participant's Deferred Compensation Account shall be debited for any amounts paid pursuant to this Section 5.1. If a Participant's employment or consulting relationship with the Company terminates prior to payment of all annual installments elected by such Participant pursuant to this
         Section 5.1, the remaining Bonus amounts shall be paid in accordance with Section 5.2.

                  5.2 PAYMENT OF BENEFITS. Upon the termination of a Participant's employment or, if later, the termination of a Participant's consulting relationship with the Company, the amounts credited to his Accounts under Plan shall be paid to him (or his beneficiary) in a lump sum in cash as soon as practicable following such termination. Notwithstanding the preceding sentence, in the event of a change of control that is not approved, recommended and supported by at least two-thirds of the Directors that were also Directors prior to the occurrence of any such change of control in actions taken prior to, and with respect to, such change of control, each Participant's benefit under this Plan shall be paid to him (or his beneficiary) in a lump sum in cash as soon as practicable, but no later than thirty days following the date on which such change of control occurs. If a Participant has elected to have all or a portion of his Accounts credited with Phantom Stock pursuant to Section 3.4(c), the Participant shall be paid an amount equal to the value of his Accounts as of the


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         last day of the calendar month preceding his termination or the change of control as described in the preceding sentence, with the value of such Phantom Stock based upon the average of the closing prices of common stock of the Company on the twenty trading days preceding such date. If a Participant's termination occurs by reason of death, his benefit under this Plan shall be paid to the same recipient or recipients as are paid his benefits under the Thrift Plan."

         6. As amended hereby, the Plan is specifically ratified and reaffirmed.

         EXECUTED this 26th day of January, 1999.

                                                 SEAGULL ENERGY CORPORATION



                                                 BY:   /s/ JACK M. ROBERTSON
                                                    ---------------------------
                                                    NAME:  Jack M. Robertson
                                                         ----------------------
                                                    TITLE: Vice President,
                                                           Human Resources
                                                          ---------------------



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